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                      ADDENDUM TO ORGANIZATIONAL AGREEMENT


          The Organizational Agreement, made the 28th day of December, 1988 among The GCG Trust (the "Trust"), Directed Services, Inc. ("DSI"), and Golden American Life Insurance Company ("Golden American") (the "Organizational Agreement"), as amended by the Assignment Agreement to the Organizational Agreement dated March 20, 1991 and Addenda to the Organizational Agreement dated October 1, 1993 and November 7, 1994, is hereby amended by the addition of the provisions set forth in this Addendum to the Organizational Agreement, which is dated as of the 29th day of December, 1995.

                                   WITNESSETH:

          WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, or limitations;

          WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

          WHEREAS, the Trust has established a new series designated as the Small Cap Series; and

          WHEREAS, the Trust and Golden American desire that the Small Cap Series be sold to the separate accounts of Golden American to fund benefits under variable life insurance policies and variable annuity contracts issued by Golden American;

          NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

               1. The Small Cap Series, together with all other Series listed on Exhibit B to the Organizational Agreement, shall be series under the Organizational Agreement.

               2. Exhibit B to the Organizational Agreement shall be replaced with a new Exhibit B, a copy of which is attached hereto.

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          IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date indicated above.


                              THE GCG TRUST


                                   By:
---------------------------           --------------------------
Attest


---------------------------           --------------------------
Title                                 Title


                              DIRECTED SERVICES, INC.



                                   By:

---------------------------           --------------------------
Attest


---------------------------           --------------------------
Title                                 Title


                              GOLDEN AMERICAN
                              LIFE INSURANCE COMPANY


                                   By:
---------------------------           --------------------------
Attest


---------------------------           --------------------------
Title                                 Title


                                      - 2 -

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                                    EXHIBIT B


     The Series of The GCG Trust, as described in the attached Organizational Agreement, are as follows:

                    Multiple Allocation Series
                    Fully Managed Series
                    Limited Maturity Bond Series
                    Natural Resources Series
                    Real Estate Series
                    All-Growth Series
                    Liquid Asset Series
                    Capital Appreciation Series
                    The Fund For Life
                    Emerging Markets Series
                    Rising Dividends Series
                    Market Manager Series
                    Value Equity Series
                    Strategic Equity Series
                    Small Cap Series